NationsBank Corporation
Charlotte, NC  28255
Tel 704 386-5000

Pricing Supplement No. 0109 Dated January 18, 1996    Rule 424(b)(2)
(To Prospectus dated February 24, 1995 and            File number:  33-57533
Prospectus Supplement dated February 28, 1995)

Senior Medium-Term Notes, Series D
Due Nine Months or More From Date of Issue

Principal Amount:                                    $  28,000,000.00
Issue Price:                           100.00000%    $  28,000,000.00
Commission or Discount:                  0.04400%    $      12,320.00
Proceeds to Company:                    99.95600%    $  27,987,680.00

Agent:                            UBS Securities, Inc., as Agent


Original Issue Date:              January 23, 1996
Stated Maturity Date:             January 23, 2001

Cusip #:                          63858R-DA-6
Form:                             Book entry only


Interest Rate:                    Floating


Base rate:                        LIBOR Telerate Page 3750
Index maturity:                   90 Days
Spread:                           + 19.0 bps

Initial Interest Rate:            5.69%
Interest Reset Period:            Quarterly, commencing April 23, 1996

Interest Reset Dates:             23rd of January, April, July and
                                  October

Interest Determination Date:      2nd London Banking Day preceeding
                                  Interest Reset Date

Interest Payment Dates:           23rd of January, April, July, and
                                  October

May the Notes be redeemed by the company prior to maturity?       No

May the notes be repaid prior to maturity at the option
of the holder?                                                    No

Discount Note?                                                    No